Exhibit 99.1

ROHN Industries, Inc. Announces Notice From Nasdaq of Delisting
Thursday May 29, 6:38 pm ET

PEORIA, Ill., May 29/PRNewswire-FirstCall/ — ROHN Industries, Inc., (Nasdaq: ROHNE - News), (the "Company") a provider of infrastructure equipment to the telecommunications industry, announced today that it received a Nasdaq Staff Determination dated May 23, 2003 ("Nasdaq") advising the Company that Nasdaq has not received the Company's Form 10-Q for the period ended March 31, 2003, as required by Marketplace Rule 4310(c)(14), and that the Company has not yet paid its 2003 SmallCap annual fee in the amount of $8,000, which was due as of January 30, 2003, in accordance with Marketplace Rule 4500 Series and as required by Marketplace Rule 4310(c)(13). Nasdaq notified the Company that, accordingly, the Company's securities will be delisted from The Nasdaq SmallCap Market at the opening of business on June 3, 2003. Nasdaq further notified the Company that it may appeal the delisting to a Nasdaq Listing Qualifications Panel (the "Panel") by no later than May 30, 2003, which will stay the delisting of the Company's securities pending the Panel's decision.

The Company indicated that it has paid the 2003 Small Cap Annual Fee and requested a hearing before the Panel. There can be no assurance the Panel will grant the Company's request for continued listing.

In its May 23, 2003 letter, Nasdaq further stated "On June 13, 2002, Staff also notified the Company that the bid price of its common stock had closed below $1 per share for 30 consecutive trading days, and accordingly, that it did not comply with Marketplace Rule 4450(a)(5). On October 14, 2002, the Company transferred to The Nasdaq Small Cap Market and it was afforded the remainder of this market's 180 calendar day grace period. On December 17, 2002, Staff notified the Company that in accordance with Marketplace Rule 4310(c)(8)(D), the Company would be provided an additional 180 calendar days, or until June 9, 2003, to regain compliance. If the Company appeals, it needs to address this issue at its hearing." (Footnote 7 to the May 23, 2003 Nasdaq letter.) There is no assurance that the Company will regain compliance on this issue and remain listed.

The Company is a manufacturer and installer of telecommunications infrastructure equipment for the wireless industry. Its products are used in cellular, PCS, radio and television broadcast markets. The Company's products include towers, poles, related accessories and antennae mounts. The Company also provides design and construction services. ROHN has a manufacturing location in Frankfort, IN along with offices in Peoria, IL and Mexico City, Mexico.

Statements in this press release include "forward-looking statements" within the meaning of the Securities Exchange Act of 1934, the Private Securities Litigation Reform Act of 1995 and other related laws, and include, but are not limited to, those statements relating to sales and earning expectations, expected demand and other statements of outlook. ROHN's actual results and effects could differ materially from those currently anticipated in our forward-looking statements. Factors and risks that could cause such differences include, but are not limited to: wireless and fiber optic communications industry capital spending; the ability of ROHN's customers to secure adequate financing; elections by customers to terminate or delay previously placed orders; the effects of competition, particularly on pricing and margins; ROHN's implementation of our growth objectives in foreign markets; ROHN's indebtedness, which could restrict its operations, making it more vulnerable to adverse economic conditions and making it more difficult for us to implement its business strategy; liquidity problems that confront or may confront ROHN; ROHN's inability to obtain bonding required for certain customer contracts or potential contracts; liabilities arising from an engineering problem with ROHN's internal flange poles and a testing and repair program undertaken by ROHN in connection with that problem; unexpected problems and costs ROHN may encounter or incur in consolidating our manufacturing operations at its facilities in Frankfort, Indiana; ROHN's Commonwealth of Pennsylvania construction project staying on its currently anticipated schedule; and regulatory changes affecting the industry in which ROHN operates. The cautionary statement contained in Exhibit 99.1 to ROHN's Form 10-K for the year ended December 31, 2002 is incorporated herein by reference. Forward-looking statements are given as of the date of this release and ROHN are not undertaking any duty or obligation to update these statements publicly as a result of new information, future events or otherwise.